UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 6, 2009 (July 2, 2009)

NETWORK CN INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30264	90-0370486
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

21/F., Chinachem Century Tower
178 Gloucester Road
Wanchai, Hong Kong
(Address of principal executive offices)

(852) 2833-2186
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2009 Annual Meeting of  Stockholders (the “Meeting”) held on July 2, 2009, the stockholders of Network CN Inc. (the “Company”) voted in a new slate of members to serve on the Company’s board of directors, effective immediately.  As a result of this stockholder action, Daley Mok, Ronglie Xu, Edward Lu, Stanley Chu and Daniel So will no longer serve as directors of the Company, and Ronald Lee and Gerald Godfrey have been appointed to serve as directors.

Ronald Lee was appointed as a Director of the Company on July 2, 2009.  Mr. Lee is the founder and has served as the Sole Proprietor of Ronald H. T. Lee & Co., Certified Public Accountants since 1973. He also has served as senior consultant of UHY Vacation HK CPA Limited, Chartered Accountants, Certified Public Accountants since 2007. Mr. Lee has over 40 years’ experience in accounting industry. Mr. Lee graduated from the Hong Kong Technical College in 1967 (now the Hong Kong Polytechnic University) and is a fellow member of the Australian Society of Certified Practising Accountants and the Hong Kong Institute of Certified Public Accountants. He is also an associate member of the Institute of Chartered Accountants in England & Wales, The Taxation Institute of Hong Kong and the Society of Chinese Accountants and Auditors.

Gerald Godfrey was appointed as a Director of the Company on July 2, 2009. Mr. Godfrey, now retired, was a partner with Charlotte Horstmann & Gerald Godfrey Ltd., a Hong Kong-based company that dealt in Asian antiques and art, from 1955 to 2005. From 1997 to 2003, Mr. Godfrey served as an independent non-executive director of the Millennium Group, a Hong-Kong based company that assists corporations, developers and investors with selling, leasing or investing in office, industrial, distribution, retail, land and resort properties in Asia. Mr. Godfrey served as Honorary Consul General to the Kingdom of Morocco from 1984 to 2004, and voting member of the Hong Kong Jockey Club. Mr. Godfrey received an M.A. from the Oxford University in 1951.

There are no arrangements or understandings between Messrs. Lee and/or Godfrey and any other persons pursuant to which they were selected as directors and there are no transactions between the Company and any of them that would require disclosure under Item 404(a) of Regulation S-K.

The Company has not entered into written agreements with Messrs. Lee and Godfrey, but the Company intends to enter agreements with them at a later date.

Item 8.01	Other Events.

The Company’s 2009 Annual Meeting of Stockholders was held on July 2, 2009.  A total of 314,863,539 shares of common stock of the Company were present in person or by proxy at the Meeting, representing 83.15% of the Company’s outstanding shares entitled to vote at the Meeting.  At the Meeting, stockholders approved the election of a new slate of directors as follows:

Nominees	For	Against	% of Votes Approved
Godfrey Hui	314,863,539	-0-	100%
Earnest Leung	314,863,539	-0-	100%
Ronald Lee	314,863,539	-0-	100%
Gerald Godfrey	314,863,539	-0-	100%
Peter Mak	314,863,539	-0-	100%

The stockholders also ratified the appointment of Jimmy C.H. Cheung & Co. as the Company’s independent auditor for the fiscal year ending December 31, 2009 and the interim periods, and approved the proposed amendment of the Company’s Articles of Incorporation, to increase the authorized shares of common stock from 800,000,000 to 2,000,000,000.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2009	NETWORK CN INC.

	By:	/s/Godfrey Hui
Godfrey Hui Chief Executive Officer

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